UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2011 (August 24, 2011)
Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH  44481
(Address of principal executive offices)

(330) 373-1221
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 24, 2011, First Place Financial Corp. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for 30 consecutive business days, the Company’s common stock had not maintained a minimum bid price of $1.00 per share as required for continued listing by Nasdaq Marketplace Rule 5450(a)(1).  This notification has no effect on the listing of the Company’s common stock on the Nasdaq at this time.

In accordance with the Nasdaq Marketplace Rules, the Company has a period of 180 calendar days, until February 21, 2012, to regain compliance with the minimum bid price requirement.  To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days prior to February 21, 2012.  In the event the Company does not regain compliance with Rule 5450(a)(1) prior to the expiration of the 180-day period, Nasdaq will notify the Company that its common stock is subject to delisting.  The Company may appeal the delisting determination to a Nasdaq hearing panel.  At such hearing, the Company would present a plan to regain compliance and Nasdaq would then subsequently render a decision.

As disclosed in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2011, Nasdaq had previously notified the Company that it remained noncompliant with the filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1) as a result of the delayed filing of the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2010, December 31, 2010 and March 31, 2011.  The delayed filings stem from the pending restatement of the Company’s consolidated financial statements for the quarterly and annual periods within the fiscal years ended June 30, 2010 and 2009.  However, on July 18, 2011, Nasdaq granted the Company an extension until November 10, 2011, to file with the SEC all of the reports that are delinquent as of that date, as well as the restated financial statements.  Failure to either meet this deadline or to regain compliance with the minimum bid price requirement by February 12, 2012, will likely result in the delisting of the Company’s stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued by First Place Financial Corp. dated August 30, 2011.

Forward-Looking Statements

When used in this Form 8-K, in future filings with the SEC, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “ are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “should,” “may,” “will,” “plan,” or variations of such terms or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from those indicated.  Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the market areas we conduct business, which could materially impact credit quality trends; changes in laws, regulations or policies of regulatory agencies; fluctuations in interest rates; demand for loans in the market areas we conduct business; and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: August 30, 2011	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by First Place Financial Corp. dated August 30, 2011.